UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10025 Investment Drive, Suite 250, Knoxville, TN 37932

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2019, the Board of Directors (the “Board”) of Provectus Biopharmaceuticals, Inc. (the “Company”) retained Eric A. Wachter, Ph.D. as the Company’s Chief Technology Officer under a new employment agreement effective as of May 20, 2019 (the “Wachter Agreement”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Wachter Agreement provides that Dr. Wachter will be employed for an initial term of one year, subject to automatic renewal for successive one-year periods, unless the Company or Dr. Wachter provides notice of intent not to renew. Dr. Wachter’s initial base salary is $240,000 per year. Dr. Wachter has the right to continue to participate in employee benefit plans.

In the event Dr. Wachter’s employment with the Company is terminated by Dr. Wachter prior to, but not coincident with, a Change in Control (as defined in the Wachter Agreement) or by reason of his death, disability, or retirement prior to a Change in Control, he will be entitled to receive (i) his unpaid base salary through the last day of the month in which the date of termination occurs; (ii) the pro rata portion of any unpaid incentive or bonus payment which has been earned prior to the date of termination; (iii) any benefits to which he may be entitled as a result of such termination (or death), under the terms and conditions of the pertinent plans or arrangements in effect at the time of the notice of termination; and (iv) any expense reimbursements due to Dr. Wachter as of the date of termination. In the event that coincident with or following a Change in Control (as defined in the Wachter Agreement), Dr. Wachter’s employment with the Company is terminated or the Wachter Agreement is not extended (A) by action of Dr. Wachter coincident with or following a Change in Control including his death, disability or retirement, or (B) by action of the Company not For Cause (as defined in the Wachter Agreement) coincident with or following a Change in Control, the Company shall pay Dr. Wachter the compensation and benefits described in the sentence above, as well as a severance payment equal to 50% of his base salary in the preceding calendar year, payable over six months. The Wachter Agreement also provides that the Company will indemnify and hold harmless Dr. Wachter for all claims made against him by third parties based upon the services provided by him to the Company. The Wachter Agreement also contains customary covenants relating to confidentiality, non-competition, non-solicitation, return of property, and non-disparagement.

The foregoing description of the terms and conditions of the Wachter Agreement is only a summary and is qualified in its entirety by the full text of the Wachter Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement between the Company and Eric A. Wachter, Ph.D., dated May 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2019

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines, CPA
Chief Financial Officer